ITEM 77Q(c) ?
COPIES OF NEW OR
AMENDED
REGISTRANT
INVESTMENT
ADVISORY
CONTRACTS




AMENDMENT #1 TO
EXHIBIT A
to the
Investment Advisory
Contract

Federated Government
Ultrashort Duration
Fund

	For all services
rendered by Adviser
hereunder, the above-
named Fund of the
Trust shall pay to
Adviser and Adviser
agrees to accept as full
compensation for all
services rendered
hereunder, an annual
investment advisory fee
equal to .40 of 1% of
the average daily net
assets of the Fund.

	The portion of
the fee based upon the
average daily net assets
of the Fund shall be
accrued daily at the rate
of 1/365th of .40 of 1%
applied to the daily net
assets of the Fund.

	The advisory
fee so accrued shall be
paid to Adviser daily.

	Witness the
due execution hereof
this 8th day of June
2016.

Attest:
FEDERATED
INVESTMENT
MANAGEMENT
COMPANY

/s/ John W. McGonigle
By:/s/ Robert J. Ostrowski
John W. McGonigle
Robert J. Ostrowski
	Secretary
     Executive Vice President


Attest:	FEDERATED INSTITUTIONAL
TRUST

	/s/ Edward C. Bartley
By:	/s/ J. Christopher Donahue
	Edward C. Bartley
J. Christopher Donahue
	Assistant Secretary
Vice President





















































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